EXHIBIT 10.24

                                                                  March 31, 1998

Mr. Peter C. Forbes
Chief Financial Officer
LandCare USA, Inc.
Three Riverway, Suite 630
Houston, Tx 77056

RE:  COMMITMENT LETTER

Dear Peter:

     LandCare USA, Inc., a Delaware corporation (the "Borrower"), has requested a credit facility (the "Facility") in the aggregate principal amount of up to $75,000,000 (the "Aggregate Commitment").

     The First National Bank of Chicago is pleased to offer to act as administrative agent (the "Agent") under the Facility and to commit to make loans to the Borrower in the amount of the Aggregate Commitment on the terms and subject to the conditions set forth herein and in the term sheet attached hereto (the "Term Sheet").

     The Agent intends, and reserves the right, to syndicate the Facility to a group of lenders (collectively, including the Agent, the "Lenders") selected by First Chicago Markets, Inc. ("FCCM"). FCCM will act as arranger (the "Arranger") and will manage all aspects of the syndication including, without limitation, the timing of all offers to potential lenders, the acceptance of commitments and the amounts accepted. The Borrower agrees to participate actively in the presentation of the information to prospective lenders.

     The obligation of the Agent to make loans under the Facility is subject to the following: (i) the preparation, execution and delivery of a credit agreement ("Credit Agreement") and other loan documents (collectively, together with the Credit Agreement, the "Loan Documents") mutually acceptable to the Borrower and the Lenders incorporating, without limitation, substantially the terms and conditions outlined herein and in the Term Sheet; (ii) the Agent's determination that there is no material adverse change in the business, condition (financial or otherwise), operations, performance, properties, or prospects of the Borrower or any of its material subsidiaries since December 31, 1997; and (iii) the absence of any material adverse change prior to closing in primary and secondary loan syndication markets or capital markets generally.

     The Borrower hereby agrees to reimburse the Agent and the Arranger for all out-of-pocket expenses (including the reasonable fees, time charges and expenses of attorneys for the Agent and the Arranger, which attorneys may be employees of the Agent or the Arranger) incurred in connection with the preparation, negotiation, execution, syndication and enforcement of this commitment letter, the fee letter of even date herewith between the Borrower, the Agent and the Arranger (the "Fee Letter"), the Loan Documents and any other documentation contemplated hereby or thereby.

     The Borrower hereby further agrees to indemnify and hold harmless the Agent, the Arranger, the Lenders and their respective officers, employees, agents and directors (each an "indemnified party") against any and all losses, claims, damages, costs, expenses (including the reasonable fees, time charges and expenses of attorneys for the indemnified parties, which attorneys may be employees of the indemnified parties) or liabilities of every kind whatsoever (collectively, the "Indemnified Obligations") to which each of the indemnified parties may become subject in connection in any way with the transaction which is the subject of this commitment letter, including without limitation, expenses incurred in connection with investigating or defending against any liability or action (whether or not such indemnified party is a party thereto).

     The Borrower's obligations under the immediately preceding two paragraphs shall continue and are and shall remain absolute obligations of the Borrower, unless and until superseded by the indemnity provisions of definitive Loan Documents, whether or not Loan Documents are executed or any loan is made by the Agent or any conditions of lending are met. The obligations of the Agent and the Arranger under this
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commitment letter shall be enforceable solely by the Borrower and may not be relied upon by any other person.

     This commitment letter, the Fee Letter and the Term Sheet are for the Borrower's confidential use only and may not be disclosed by it to any person other than its employees, attorneys and financial advisors (but not commercial lenders), and then only in connection with the proposed transaction and on a confidential basis, except where (in the Borrower's judgment) disclosure is required by law or where the Agent or the Arranger consents to the proposed disclosure, which consent shall not be unreasonably withheld. Officers, directors, employees and agents of each of the Arranger and the Agent shall at all times have the right to share information received from the Borrower and its affiliates and their respective officers, directors, employees and agents.

     Please indicate the Borrower's acceptance of the commitment herein contained in the space indicated below and return a copy of this commitment letter so executed to the Arranger. By its acceptance hereof, the Borrower agrees to pay the Agent and the Arranger the fees described in the Fee Letter. This commitment will expire at 5 p.m. (Chicago time) on Tuesday, April 7, 1998, unless on or prior to such time the Arranger shall have received a copy of this commitment letter executed by the Borrower, together with the fees due and payable pursuant to the Fee Letter. Notwithstanding timely acceptance of this commitment letter pursuant to the preceding sentence, the commitment herein contained will automatically terminate unless definitive Loan Documents are executed on or before June 30, 1998.

     This commitment letter, the Fee Letter and the Term Sheet supersede any and all prior versions hereof or thereof. This commitment letter may only be amended by a writing signed by all parties hereto.

     IF THE COMMITMENT LETTER, THE TERM SHEET, THE FEE LETTER OR ANY ACT, OMISSION OR EVENT HEREUNDER OR THEREUNDER BECOMES THE SUBJECT OF A DISPUTE, THE BORROWER, THE AGENT AND THE ARRANGER EACH HEREBY WAIVE TRIAL BY JURY. THIS COMMITMENT LETTER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                                          Sincerely,

                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                          INDIVIDUALLY AND AS AGENT
                                          By: __________________________________
                                          Title:     Authorized Agent

                                          FIRST CHICAGO CAPITAL MARKETS, INC.,
                                          AS ARRANGER
                                          By: __________________________________
                                          Title:     Managing Director

ACCEPTED AND AGREED TO:

LANDCARE USE, INC.

By: ________________________________
Title: _____________________________
Date: ______________________________